                                                                   EXHIBIT 10(B)
                                                                   -------------


             PHILLIP D. ASHKETTLE SUPPLEMENTAL RETIREMENT AGREEMENT
                            DATED AS OF JUNE 14, 1999


         This PHILLIP D. ASHKETTLE SUPPLEMENTAL RETIREMENT AGREEMENT (the "SERP Agreement"), dated as of June 14, 1999, is made and entered into by and between M.A. HANNA COMPANY, a Delaware corporation (the "Company") and PHILLIP D. ASHKETTLE (the "Participant").


1. PURPOSE. The purpose of the Phillip D. Ashkettle Supplemental Retirement Agreement is to provide the Participant, President and Chief Executive Officer of the Company, the ability to retire from employment with the Company with a source of supplemental retirement income.

2. ELIGIBILITY TO PARTICIPATE. Only Phillip D. Ashkettle shall be eligible to participate in this SERP Agreement.

3. BENEFIT COMMENCEMENT. The Benefit payable under this SERP Agreement shall commence following (i) retirement of the Participant on or after December 31, 2005, (ii) termination of the Participant's employment with the Company pursuant to Section 7.4.1 of the Employment Agreement dated as of June 14, 1999 between the Participant and the Company (the "Employment Agreement"), (iii) payment by the Company to the Participant of damages for a material breach by the Company of the Change-in-Control Agreement referenced in Section 9.1 of the Employment Agreement (the "Change-in-Control Agreement"), (iv) termination of the Participant's employment pursuant to Section 7.2 of the Employment Agreement or (v) the Participant's death after attaining age 55 but before benefits commence hereunder. In no event will benefits commence prior to the first day of the month following the end of the Continuation Period (as defined in the Employment Agreement) if any. The Benefit payable under this SERP Agreement shall be payable to the Participant and, if applicable, to his spouse or beneficiary after his death.

4. AMOUNT OF BENEFIT. The Company will provide the Participant with annual payments of $526,000 each for the life of the Participant commencing on the later of (i) the date on which the Participant retires from employment with the Company on or after December 31, 2005 or (ii) the first day of the month following the end of the Continuation Period (as defined in the Employment Agreement), if any. If the Participant's employment with the Company is terminated pursuant to Section 7.4.1 of the Employment Agreement before December 31, 2005, or if the Company pays to the Participant damages for a material breach of the Change-in-Control Agreement, or if the Participant's employment is terminated pursuant to Section 7.2 of the Employment Agreement, the Company will provide the Participant with annual payments for the life of the Participant commencing on the later of (i) the date on which his employment is terminated or (ii) the first day of the month following the end of the Continuation Period (as defined in Employment Agreement), if any, in an amount equal to $526,000 multiplied by a fraction (not greater than one), the numerator of which is the sum of 17 years and 9 months plus the Participant's years and complete months of service with the Company (treating June of 1999 as a complete month of service with the Company, and also treating any Continuation Period under the Employment Agreement as service with the Company) and the denominator of which is 20 years.

5. FORM OF BENEFIT PAYMENT. Benefits shall be paid in the form of a life annuity, or any other form of payment approved by the Compensation and Organization Committee of the Company's Board of Directors (the "Compensation Committee") available as a benefit under the Company's Salaried Employees Retirement Income Plan ("SERIP"), subject to the same actuarial adjustments as in SERIP other than those related to early commencement of payments. Instead of the annual retirement benefit otherwise provided under this Plan, the Participant may elect, not later than one year before his retirement or other voluntary termination of employment or at any time before his termination of employment pursuant to Section 7.4.1 of the Employment Agreement, to receive benefits in the form of a lump sum payment, subject to the approval of the Compensation Committee. The lump sum payment shall be equal to the "present value" amount of the Participant's life annuity benefit under the Plan, discounted on the same basis as is used for lump sum calculations under SERIP. The lump sum benefit would be payable within 30 days following the benefit commencement date set forth in 3 above. There is no spousal consent required for any form of benefit payable under this agreement.

6. PRE-RETIREMENT SPOUSE DEATH BENEFIT. In the event the Participant dies after attaining age 55 but before benefits commence, payments will be made to the Participant's spouse in the form of a pre-retirement survivor benefit. This pre-retirement survivor benefit would commence on January 1, 2006 and would be payable for the life of the spouse only, with no rights of survivorship. This benefit will be calculated as if the Participant had left the employ of the Company prior to December 31, 2005. The pre-retirement survivor benefit shall be the same as a pre-retirement survivor benefit under SERIP. This benefit would be actuarially adjusted to the 50% Joint and Survivor option under SERIP. The Participant's spouse may, prior to the Participant's death, file with the Company a written election that, if the Participant's death occurs before commencement of benefits hereunder and before January 1, 2006 and the Participant is survived by such spouse, payments to the spouse would commence before January 1, 2006 at such time as is designated by such spouse, in which case payments shall commence at such earlier time as is designated by the spouse, the amount of such benefit to be reduced from the amount determined pursuant to the preceding provisions of this paragraph in the same manner that pre-retirement spouse benefits are reduced under Section
         3.9 of SERIP on account of commencement before normal retirement age under SERIP. To be effective, an election pursuant to the preceding sentence must be filed with the Company either within the thirty-day period beginning on the date of the execution of this Agreement, or at least twelve months before the Participant's death. The Participant's spouse may file a revised election. The latest effective election shall control.

7. SOURCE OF PAYMENT AND BENEFIT. The Benefit provided under this SERP Agreement shall be paid by the Company from its general assets at the time and in the manner provided herein. The Benefit shall not be subject to assignment, pledge, alienation or anticipation by the Participant, his spouse or his beneficiary. The obligations of the Company hereunder constitute merely the promise of the Company to make the payments provided for in this SERP Agreement. Neither the Participant, his spouse, his beneficiary nor the estate of any of them shall have, by reason of this SERP Agreement, any right, title, or interest of any kind in or to any property of the Company. To the extent the Participant has a right to receive payments from the Company under this SERP Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

8. CONDITIONS OF PAYMENTS OF BENEFIT. Notwithstanding any provision of this SERP Agreement to the contrary, the right of the Participant, his spouse or his beneficiary to receive the Benefit shall cease (a) for acts which constitute fraud, embezzlement, disclosure of confidential information or dishonesty, or (b) upon Participant's voluntary termination of employment with the Company other than by reason of
         Section 7.4.1 or Section 7.2 of the Employment Agreement.

9. ADMINISTRATION. The Compensation Committee shall administer this SERP Agreement, resolve any ambiguities or inconsistencies, and decide all questions arising in its administration, interpretation or application. Any decision of the Compensation Committee shall be conclusive and binding upon the Participant or other persons having or claiming an interest in this SERP Agreement.

10. AMENDMENT AND TERMINATION. By mutual agreement between the Compensation Committee and the Participant, this SERP Agreement may be amended at any time prior to December 31, 2005, and/or terminated in its entirety at any time prior to commencement of benefits. Notwithstanding the foregoing provisions of this paragraph, this SERP Agreement may not be amended or terminated with respect to a Benefit that became payable prior to such amendment or termination except with the written consent of the Participant, his spouse or other beneficiary receiving such Benefit.

11. WITHHOLDING. The Company shall have the right to deduct from any payment of a Benefit or any other form of compensation from the Company any amount required to satisfy its obligation to withhold federal, state and local taxes, including, if appropriate FICA/Medicare tax on the value of the benefits hereunder as they accrue or are paid.

12. CONSTRUCTION. This SERP Agreement is intended to qualify as a plan maintained for the benefit of a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974 and shall be construed in accordance with such intention.

13. RE-EMPLOYMENT. Upon re-employment with the Company, benefits are suspended in accordance with the same provisions in the SERIP. Benefits would be re-calculated under the terms of this SERP Agreement and commence upon subsequent retirement.

14. EFFECTIVE DATE. This SERP Agreement shall be effective as of the date of its execution.


                  EXECUTED on this 29th day of June, 1999.


                                      /s/ Phillip D. Ashkettle
                                      ---------------------------
                                      Phillip D. Ashkettle



                                      M. A.  HANNA COMPANY


                                      By: /s/ Lani L. Beach
                                      ---------------------------
                                      Name:  Lani L. Beach
                                      Title:  Vice President, Human Resources